Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.
        Exhibit 10.2

CONFIDENTIAL

FIRST AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT
This First Amendment to Collaboration and License Agreement (the “Amendment”) is made and entered into effective as of February 21, 2023 (the “Amendment Effective Date”) and is by and between Caribou Biosciences, Inc., a Delaware corporation with its principal place of business at 2929 Seventh St., Suite 105, Berkeley, CA 94710, USA (“Caribou”), and AbbVie Manufacturing Management Unlimited Company, a private unlimited company incorporated under the laws of Ireland with its principal place of business at 2.3 Woodford Business Park, Santry, Dublin 9, Ireland (“AbbVie”). Caribou and AbbVie are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, the Parties entered into a Collaboration and License Agreement, having an effective date of February 9, 2021 (the “Agreement”); and
WHEREAS, the Parties wish to amend the Agreement as set forth in this Amendment;
NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
1.Definitions. All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.
2.Amendments to the Agreement.
1.1Two Reserved Targets. Notwithstanding anything to the contrary in Sections 3.2.2 (a) – (d) and 3.2.6, the Parties agree to reduce the list of Reserved Targets to two (2) Reserved Targets, [***]. After the Amendment Effective Date, the total number of Reserved Targets shall not exceed two (2) Targets.
1.2No Other Notice Required. The Reserved Targets set forth in Section 2.1 are not required to be listed on a Target Nomination Notice pursuant to Section 3.2.6 but shall be listed on an Amended Schedule 3.2.2 (Reserved Targets).
1.3Future Substitution. Pursuant to Section 3.2.2(d), AbbVie shall retain the right to replace either or both Reserved Targets provided that (i) such replacement shall not occur more than once per Calendar Year and (ii) such replacement shall follow the nomination process in Section 3.2.6., mutatis mutandis, and the Target Nomination Notice shall identify the to-be-replaced Reserved Targets.
3.Effect of this Amendment. Upon execution and delivery of this Amendment by both Parties, the amendments set forth above will become effective as of the Amendment Effective Date. There are no further changes to the terms of the Agreement. Except as specifically modified or amended by the terms above, the Agreement will remain in full force and effect and is hereby ratified and confirmed and constitutes the legal, valid, binding, and enforceable obligations of the Parties. References to the “Agreement” in the Agreement shall be deemed to include the provisions of this Amendment. Except as explicitly amended herein, all other terms and conditions in the Agreement remain in full force and effect.
This First Amendment to Collaboration and License Agreement is executed by an authorized representative of each Party as of the Amendment Effective Date.

CARIBOU BIOSCIENCES, INC.
By: /s/ Rachel E. Haurwitz
Name: Rachel E. Haurwitz, Ph.D.
Title: President & CEO

ABBVIE MANUFACTURING
MANAGEMENT UNLIMITED COMPANY
By: /s/ James Egan
Name: James Egan
Title: Director